Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$7,192,110
Unrealized Gain (Loss) on Market Value of Commodity Futures	4,897,290
Dividend Income	34,298
Interest Income	7,116
ETF Transaction Fees	700
Total Income (Loss)	$12,131,514

Expenses
General Partner Management Fees	$71,447
Professional Fees	16,186
Brokerage Commissions	1,025
Directors' Fees and insurance	3,877
NYMEX License Fee	1,786
SEC & FINRA Registration Expense	12,865
Total Expenses	$107,186
Net Income (Loss)	$12,024,328

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/22	$136,329,928
Withdrawals (150,000 Shares)	(6,133,833)
Net Income (Loss)	12,024,328

Net Asset Value End of Month	$142,220,423
Net Asset Value Per Share (3,400,000 Shares)	$41.83

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596